UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 22, 2010
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
COLONIAL REALTY LIMITED
PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Second Quarter Results
          On July 22, 2010, Colonial Properties Trust (the “Trust,” and together with its subsidiaries, the “company”) issued a press release announcing its results for the three and six months ended June 30, 2010, including the following information:
•	For the second quarter 2010, the company reported a net loss available to common shareholders of $11.8 million, or $0.17 per diluted share, compared with a net loss available to common shareholders of $1.9 million, or $0.04 per diluted share, for the same period in 2009. For the six months ended June 30, 2010, the company reported a net loss available to common shareholders of $24.2 million, or $0.36 per diluted share, compared with net income available to common shareholders of $12.0 million, or $0.25 per diluted share, for the same period in 2009. The change from the prior year is primarily attributable to a reduction in gains from the repurchase of unsecured senior notes and development dispositions, net of income taxes, in 2010 compared to 2009.

•	Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the second quarter 2010 was $20.7 million, or $0.27 per diluted share, compared with $31.9 million, or $0.56 per diluted share, for the same period in 2009. FFO for the six months ended June 30, 2010, totaled $41.3 million, or $0.54 per diluted share, compared with $81.7 million, or $1.43 per diluted share, for the same period in 2009 (a reconciliation of net income (loss) available to common shareholders to FFO is included in Exhibit 99.3 to this Current Report on Form 8-K).

•	During the second quarter 2010, the company exited two single-asset multifamily joint ventures totaling 664 units, in each of which the company had a 20 percent ownership interest. Pursuant to these transactions, the company transferred its 20 percent ownership interest in the 319-unit Colonial Village at Cary, located in Raleigh, North Carolina, to the joint venture partner and made a net cash payment of $2.7 million in exchange for the joint venture partner’s 80 percent ownership interest in the 345-unit Colonial Grand at Riverchase Trails, located in Birmingham, Alabama. Additionally, the company paid off the $19.3 million loan securing Colonial Grand at Riverchase Trails, which was set to mature in October 2010. The company now owns 100 percent of Colonial Grand at Riverchase Trails, and the joint venture partner now owns 100 percent of Colonial Village at Cary, with respect to which they assumed the existing secured mortgage. The company is continuing to manage Colonial Village at Cary pursuant to an existing management agreement. The transaction was funded by borrowings from the company’s unsecured revolving credit facility and proceeds from the issuances of common stock through the company’s at-the-market equity offering program.

•	During the second quarter 2010, the company closed on the sale of 5 condominium units for total sales proceeds of $1.1 million. The net book value of the company’s remaining for-sale condominium units was $17.0 million at June 30, 2010.

•	During the second quarter 2010, the Trust issued 1.1 million common shares at an average price of $15.31 per share under its at-the-market equity offering program for net proceeds of $16.6 million. The Trust has exhausted its full $50 million authorization under the program, having issued a total of 3.6 million shares at an average price of $13.88 per share since its inception in March 2010.

•	In June 2010, the company closed $73.2 million of secured financings originated by Berkadia Commercial Mortgage LLC for repurchase by Fannie Mae. The financings have a 10-year term, carry a fixed interest rate of 5.02 percent and are secured by three multifamily properties. The proceeds from the financings were used to repay a portion of outstanding balance on the company’s unsecured revolving credit facility.

•	On June 7, 2010, one of the company’s joint ventures, Parkway Place, completed the refinancing of a $51.0 million outstanding mortgage loan associated with the joint venture’s Parkway Place retail shopping center, located in Huntsville, Alabama. The company has a 50 percent ownership interest in the joint venture and the loan was set to mature in June 2010. The joint venture obtained a new ten-year $42.0 million mortgage loan that bears interest at a fixed rate of 6.5 percent per annum. Each of the company and its joint venture partner contributed its pro-rata portion of the existing mortgage debt shortfall in cash to the joint venture, which was used to pay off the balance on the existing mortgage debt. The company’s pro-rata portion of the cash payment was funded from the company’s unsecured revolving credit facility.

•	During the second quarter 2010, the company repurchased $29.0 million of unsecured notes of Colonial Realty Limited Partnership, the Trust’s operating partnership (“CRLP”) under the company’s existing unsecured notes repurchase program, recognizing net gains of $0.7 million. Year-to-date, the company has repurchased $37.7 million of its outstanding unsecured notes, with net gains totaling $0.8 million.

•	On July 21, 2010, the Board of Trustees of the Trust approved a cash dividend of $0.15 per common share, payable August 9, 2010, to shareholders of record as of August 2, 2010, representing in an ex-dividend date of July 29, 2010.
The Trust’s Balance Sheet and Consolidated Statements of Income as of and for the three and six months ended June 30, 2010, as well as the Trust’s Funds from Operations (Reconcilation) and Shares and Units Outstanding, Weighted for the same period, are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively. The foregoing information and the exhibits contained in this Current Report on Form 8-K shall be considered “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures
The company uses a non-GAAP financial measure, FFO, in this report. The definition of FFO is summarized below. The company believes that this measure is helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds from Operations — FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the company’s performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company’s industry.
The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income.
The company’s management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
The company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company’s needs, including the company’s ability to make distributions.
James Island Litigation
Approximately 60 purchasers of condominium units at the Company’s Mira Vista at James Island property in Charleston, South Carolina, which is one of the Company’s condominium conversion properties that was completed in 2002, have filed a lawsuit in state court in South Carolina against the Company seeking damages resulting from, among other things, alleged construction deficiencies and misleading sales practices. The Company is currently investigating the matter and evaluating its options, and the Company intends to vigorously defend itself against these claims. However, no prediction of the likelihood, or amount, of any resulting loss or recovery can be made at this time. Further, no assurance can be given that the matter will be resolved favorably to the Company.
* * *
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this Current Report on Form 8-K.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
This Current Report on Form 8-K is being filed on behalf of the Trust and CRLP to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     Attached as exhibits to this form are the documents listed below. The exhibits contained in this Current Report on Form 8-K shall be considered “filed” with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Exhibit	Document
99.1	Balance Sheet of Colonial Properties Trust as of June 30, 2010

99.2	Consolidated Statements of Income of Colonial Properties Trust for the quarter ended June 30, 2010

99.3	Colonial Properties Trust’s Second Quarter Funds from Operations (FFO) Reconciliation and Second Quarter Shares and Units Outstanding, Weighted

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: July 30, 2010	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
President and Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP By: Colonial Properties Trust, its general partner
Date: July 30, 2010	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document
99.1	Balance Sheet of Colonial Properties Trust as of June 30, 2010

99.2	Consolidated Statements of Income of Colonial Properties Trust for the quarter ended June 30, 2010

99.3	Colonial Properties Trust’s Second Quarter Funds from Operations (FFO) Reconciliation and Second Quarter Shares and Units Outstanding, Weighted